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                                                                EXHIBIT 25.1

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM T-1

                          Statement of Eligibility
                   Under the Trust Indenture Act of 1939
               of a Corporation Designated to Act as Trustee

              Check if an Application to Determine Eligibility
             of a Trustee Pursuant to Section 305(b)(2) ______


                        HARRIS TRUST AND SAVINGS BANK
                             (Name of Trustee)


Illinois                                            36-1194448
(State of Incorporation)                (I.R.S. Employer Identification No.)


              111 West Monroe Street, Chicago, Illinois  60603
                  (Address of principal executive offices)


              Judith Bartolini, Harris Trust and Savings Bank,
              311 West Monroe Street, Chicago, Illinois, 60606
                312-461-2527 phone   312-461-3525 facsimile
         (Name, address and telephone number for agent for service)




                         SURETY CAPITAL CORPORATION
                              (Name of obligor)



      Delaware                                       75-2065607
(State of Incorporation)                (I.R.S. Employer Identification No.)


                           1845 Precinct Line Road
                              Hurst, Texas 76054
                  (Address of principal executive offices)


             9% Convertible Subordinated Notes due March 31, 2008
                       (Title of indenture securities)

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 1.	GENERAL INFORMATION.  Furnish the following information as
to the Trustee:

	(a) Name and address of each examining or supervising authority to which it is subject.

		Commissioner of Banks and Trust Companies, State of Illinois, Springfield, Illinois; Chicago Clearing House Association, 164 West Jackson Boulevard, Chicago, Illinois; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington, D.C.

	(b)  Whether it is authorized to exercise corporate trust powers.

		Harris Trust and Savings Bank is authorized to exercise corporate trust powers.

 2.	AFFILIATIONS WITH OBLIGOR.  If the Obligor is an affiliate
of the Trustee, describe each such affiliation.

		The Obligor is not an affiliate of the Trustee.

 3. thru 15.

		NO RESPONSE NECESSARY

16.	LIST OF EXHIBITS.

	1.	A copy of the articles of association of the Trustee as
        now in effect which includes the authority of the trustee to commence business and to exercise corporate trust powers.

	A copy of the Certificate of Merger dated April 1, 1972 between Harris Trust and Savings Bank, HTS Bank and Harris Bankcorp, Inc. which constitutes the articles of association of the Trustee as now in effect and includes the authority of the Trustee to commence business and to exercise corporate trust powers was filed in connection with the Registration Statement of Louisville Gas and Electric Company, File No. 2-44295, and is incorporated herein by reference.

	2.	A copy of the existing by-laws of the Trustee.

	A copy of the existing by-laws of the Trustee was filed in connection with the Registration Statement of Commercial Federal Corporation, File No. 333-20711, and is incorporated herein by reference.

	3.	The consents of the Trustee required by Section 321(b) of
        the Act.

		(included as Exhibit A on page 2 of this statement)

	4.	A copy of the latest report of condition of the Trustee
        published pursuant to law or the requirements of its supervising or examining authority.

		(included as Exhibit B on page 3 of this statement)

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                                  SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 6th day of May, 1998.

HARRIS TRUST AND SAVINGS BANK


By:  /s/ J. Bartolini
     ----------------
     J. Bartolini
     Vice President

EXHIBIT A

The consents of the trustee required by Section 321(b) of the Act.

Harris Trust and Savings Bank, as the Trustee herein named, hereby consents that reports of examinations of said trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

HARRIS TRUST AND SAVINGS BANK


By:  /s/ J. Bartolini
     ----------------
     J. Bartolini
     Vice President


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EXHIBIT B

Attached is a true and correct copy of the statement of condition of Harris Trust and Savings Bank as of December 31, 1997, as published in accordance with a call made by the State Banking Authority and by the Federal Reserve Bank of the Seventh Reserve District.

                            [HARRIS BANK LOGO]


                        Harris Trust and Savings Bank
                           111 West Monroe Street
                          Chicago, Illinois  60603

of Chicago, Illinois, And Foreign and Domestic Subsidiaries, at the close of business on December 31, 1997, a state banking institution organized and operating under the banking laws of this State and a member of the Federal Reserve System. Published in accordance with a call made by the Commissioner of Banks and Trust Companies of the State of Illinois and by the Federal Reserve Bank of this District.

                       Bank's Transit Number 71000288


                                ASSETS                          THOUSANDS
                                                                OF DOLLARS
Cash and balances due from depository institutions:
	Non- interest bearing balances and currency and
        coin...............................................	$1,252,381
        Interest bearing balances..........................     $  598,062
Securities:................................................
a.  Held-to-maturity securities                                 $        0
b.  Available-for-sale securities                               $3,879,399
Federal funds sold and securities purchased under
agreements to resell                                            $   71,725
Loans and lease financing receivables:
        Loans and leases, net of unearned income..  $8,813,821
        LESS: Allowance for loan and lease losses.  $   99,678
                                                    ----------

	Loans and leases, net of unearned income,
        allowance, and reserve 	(item 4.a minus
        4.b)..............................................      $8,714,143
Assets held in trading accounts...........................      $  136,538
Premises and fixed assets (including capitalized leases)..      $  221,312
Other real estate owned...................................      $      642
Investments in unconsolidated subsidiaries and associated
companies.................................................      $      103
Customer's liability to this bank on acceptances
outstanding...............................................      $   46,480
Intangible assets.........................................      $  279,897
Other assets..............................................      $  653,101
                                                               -----------
TOTAL ASSETS                                                   $15,853,783
                                                               ===========

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                                 LIABILITIES
Deposits:
        In domestic offices...............................	$8,926,635
        Non-interest bearing........................$3,692,891
        Interest bearing............................$5,233,744
	In foreign offices, Edge and Agreement
        subsidiaries, and IBF's...........................      $1,763,669
        Non-interest bearing........................$   22,211
        Interest bearing............................$1,741,458
Federal funds purchased and securities sold under
agreements to repurchase in domestic offices of the
bank and of its Edge and Agreement subsidiaries,
and in IBF's:
	Federal funds purchased & securities sold
        under agreements to repurchase....................      $2,693,600
Trading Liabilities                                                 82,861
Other borrowed money:.....................................
a.  With remaining maturity of one year or less                 $  601,799
b.  With remaining maturity of more than one year               $        0
Bank's liability on acceptances executed and outstanding        $   46,480
Subordinated notes and debentures.........................      $  325,000
Other liabilities.........................................      $  134,309
                                                               -----------
TOTAL LIABILITIES                                              $14,574,353
                                                               ===========

                          EQUITY CAPITAL
Common stock..............................................      $  100,000
Surplus...................................................      $  601,026
a.  Undivided profits and capital reserves................      $  573,416
b.  Net unrealized holding gains (losses) on
    available-for-sale securities                               $    4,988
                                                                ----------
TOTAL EQUITY CAPITAL		                                $1,279,430
                                                                ==========
Total liabilities, limited-life preferred stock, and
equity capital............................................     $15,853,783
                                                               ===========

	I, Pamela Piarowski, Vice President of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                             PAMELA PIAROWSKI
                                 1/30/98

	We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and, to the best of our knowledge and belief, has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the Commissioner of Banks and Trust Companies of the State of Illinois and is true and correct.

		EDWARD W. LYMAN,
		ALAN G. McNALLY,
                RICHARD E. TERRY                        Directors.


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